CONSULTING AGREEMENT
                               BETWEEN
                        NINE WEST GROUP INC.
                                 AND
                           VINCENT CAMUTO



     THIS CONSULTING AGREEMENT (the "Agreement") made as of the 15th day of December 1998, by and between Nine West Group Inc. (the "Company") and Vincent Camuto (the "Consultant").

     WHEREAS, the Company and the Consultant have entered into a Retention Agreement, dated as of even date herewith (the "Retention Agreement"), to provide the Consultant with certain benefits in the event the Consultant's employment terminates as a result of, or in connection with, a Change of Control (as defined in the Retention Agreement);

     WHEREAS, the Company desires to continue to benefit from the experience and ability of the Consultant in the capacity of a consultant to the Company upon termination of his employment, and further desires to obtain certain covenants from the Consultant, as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties hereby agree as follows:

     1. RETENTION AS CONSULTANT. The Company hereby agrees to engage the Consultant, and the Consultant hereby accepts the engagement with the Company, upon the terms set forth in this Agreement.

     2. TERM. This Agreement shall commence upon the date following the termination of the Consultant's employment after a Change of Control for any reason, other than for "Cause" (as defined in the Retention Agreement); "Disability" (as defined in the Retention Agreement); or death (the "Effective Date"), and shall expire two (2) years from the Effective Date, unless earlier terminated by reason of the Consultant's Disability, death, for "Cause" (as defined in the Retention Agreement) or by the Consultant in accordance with the immediately following sentence (the "Consulting Period"). The Consultant may terminate this Agreement, in his sole discretion, at any time upon thirty
(30) days prior written notice to the Company; PROVIDED, HOWEVER, that the consultant's covenants contained in Section 6 of this Agreement shall continue to apply until the expiration of a two (2) year period after the Effective Date.

     3. DUTIES. During the Consulting Period, the Consultant shall render such consulting and advisory services to the Company as the Consultant and the Company agree upon from time to time, including, but not limited to, providing advice to the Company on corporate strategy, the design, manufacture, marketing and distribution of the Company's products and the coordination and planning between the Company's factories and its divisions (the "Consulting Services"); PROVIDED, HOWEVER, that the Consultant will not be required to, but may at his sole discretion and at the Company's request, devote more than fifteen (15) days per month to the performance of such services during the Consulting Period. In this regard, the Company shall provide the Consultant reasonable notice of such consulting obligations and the Consultant shall have the right to reschedule commitments to the Company to accommodate the requirements of his other outside interests.

     4. PLACE OF PERFORMANCE. The Consultant shall perform his duties hereunder at such locations as are acceptable to him or by telephone consultation. To facilitate the Consultant's performance during the Consulting Period, the Company shall furnish the Consultant, at no more than a reasonable cost to the Company, an office and secretary reasonably satisfactory to the Consultant which is located on the premises of the Company's headquarters. The Consultant shall be allowed full use of facilities and other clerical assistance at the Company's offices of a quality, nature and to the extent made available to executive employees of the Company from time to time.

     5. COMPENSATION AND RELATED MATTERS. As compensation for providing consulting services hereunder and for providing the covenants set forth in
Section 6 hereof, the Company shall make the following payments and provide the following benefits to the Consultant:

          5.1  PAYMENTS.  The Company shall pay the Consultant as follows:
(i) during the first year following the Effective Date, $1,250,000; and (ii) during the second year following the Effective Date, $750,000. Such annual fees shall be paid in 12 equal installments on the first day of each month.

          5.2 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Consultant for reasonable business expenses incurred in the performance of the Consultant's duties hereunder, including, but not limited to, reasonable travel, entertainment or similar incidental expenses in connection with the provision of consulting services; PROVIDED, HOWEVER, that such expenses shall be incurred and accounted for in accordance with the policies and procedures established by the Company from time to time for its senior executives.

          5.3 FRINGE BENEFITS. During the Consulting Period, the Consultant shall be entitled to participate in all benefit programs that the Company establishes and makes generally available to its Consultants.

          5.4 AUTOMOBILE. During the Consulting Period, the Company shall provide the Consultant with the same automobile benefits provided to him by the Company immediately prior to the Effective Date.

     6.   COVENANTS OF THE CONSULTANT.

     6.1  NON-COMPETITION AND NON-SOLICITATION.

          The Consultant acknowledges and recognizes (i) the highly competitive nature of the business of the Company, (ii) the importance to the Company of the Confidential Business Information and Trade Secrets (as defined herein) to which the Consultant will have access, (iii) the importance to the Company of the knowledge and experience possessed by it relating to sources of supply of footwear and accessories in Brazil, China, Europe, Hong Kong, Taiwan, Korea, Mexico and the United States, and its relationships with such sources of supply, developed by it or its predecessors over many years, and
(iv) the position of responsibility which the Consultant will hold with the Company. Accordingly, the Consultant agrees that during the Consulting Period, the Consultant will not, directly or indirectly, (x) engage in the business activities engaged in by the Company on the date hereof and during the Consulting Period, such business activities being manufacturing, selling, producing, marketing, distributing, designing, line building and otherwise dealing in footwear and accessories, of the types in which the Company does business during the Consulting Period, and produced in Brazil, China, Europe, Hong Kong, Taiwan, Korea, Mexico or the United States, in any State of the United States in which the Company is then doing business, the District of Columbia, and any other country in which the Company is then doing business, whether such other engagement is as an officer, director, employee, proprietor, consultant, independent contractor, partner, advisor, agent or investor (other than as a passive investor in less than 5% of the outstanding capital stock of a publicly traded corporation); (y) assist other persons or businesses in engaging in any business activities prohibited under clause (x); or (z) induce any employees of the Company to engage in any such activities or to terminate their employment or hire or attempt to hire any employees of the Company.

     6.2  NON-PUBLICATION.

           During the Consulting Period, the Consultant shall not publish any statement or make any statement (under circumstances reasonably likely to become public) critical of the Company or in any way adversely affecting or otherwise maligning the reputation of the Company, customers, suppliers, agents or subcontractors. In particular and without limitation of the foregoing, the Consultant shall not, in any circumstance likely to become public, discourage any person, firm, partnership, corporation, trust or any other entity or third party from selling any business or assets to the Company, entering into any joint venture or other business relationship with the Company, or investing in the Company. Any statements made by the Consultant in connection with legal, administrative or arbitration proceedings, or that are required to be made by the Consultant pursuant to applicable law, shall not be prohibited by this Section 6.2.

     6.3  CONFIDENTIALITY.

          (a) The Consultant acknowledges that the Company is engaged in the highly competitive business of designing, developing, manufacturing, marketing and selling footwear and accessories. The Company's involvement in this business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over considerable time. As a result of these investments of money, skill and time, the Company has developed and will continue to develop certain valuable trade secrets and confidential business information that are peculiar to the Company's business and the disclosure of which would cause the Company great and irreparable harm. The Consultant acknowledges that, during the course of rendering services to the Company, he will receive and/or have access to "Trade Secrets" and/or "Confidential Business Information" (as defined herein), and that, had the Consultant not had the opportunity provide services to the Company, he would not have become privy to such information.

          (b) The term "Trade Secrets" means any technical or financial information, design, process, procedure, formula or improvement that is valuable and not generally known to the Company's competitors. To the fullest extent consistent with the foregoing, Trade Secrets shall include, without limitation, all information and documentation, whether or not subject to copyright, pertaining to product developments, methods of operation, cost and pricing structures, and other private, confidential business matters.

          (c) The term "Confidential Business Information" means any data or information and documentation, other than Trade Secrets, which is valuable to the Company and not generally known to the public, including but not limited to:

          i. Financial information, including but not limited to earnings, assets, debts, prices, cost information, sales and profit projections or other financial data;

          ii.  Marketing information, including
          but not limited to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, marketing forecasts, results of marketing efforts or information about impending transactions;

          iii. Product information, including but not limited to development plans, designs, and product costs; and

          iv. Product source and customer information, including but not limited to any data regarding actual or potential supply sources, agency agreements or arrangements and actual or potential customers.

          (d) The Consultant agrees that, except as required to fulfill his obligations during the course the Consulting Period, he will not, during or after the Consulting Period, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secrets or Confidential Business Information. Nothing in this paragraph shall preclude the Consultant from disclosing or using Trade Secrets or Confidential Business Information if (i) the Trade Secrets or Confidential Business Information have become generally known, at the time the Trade Secrets or Confidential Business Information are used or disclosed, to the public or to competitors of the Company except through or as a result of the Consultant's act or omission; or (ii) the disclosure of the Trade Secrets or Confidential Business Information is required to be made by any law, regulation, governmental body or authority, or court order, provided that the Consultant will give the Company prompt written notice of such requirement so that the Company may seek an appropriate protective order or similar remedy. The Consultant agrees to deliver to the Company all computer files and tapes, books, records and documents (whether maintained in paper, electronic or any other medium) relating to or bearing upon any Trade Secrets or Confidential Business Information, upon the cessation of the Consulting Period, and the Consultant agrees not to retain any copies or extracts thereof. Notwithstanding the foregoing, the Executive shall be entitled to retain such records as may be reasonably necessary for personal tax or legal compliance or planning.

          (e) It is expressly understood and agreed that, although the Consultant and the Company consider the restrictions contained in this Section 6 to be reasonable, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained this Section 6 is an unreasonable or an otherwise unenforceable restriction, it is the intention of the parties that the provisions of this
Section 6 shall not be rendered void, but such court shall reduce the duration, area or activity covered by such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     6.4  INJUNCTIVE RELIEF.

          The covenants set forth in this Section 6 shall be enforceable by a court of equity through the granting of a temporary restraining order, preliminary injunction and/or permanent injunction. In the event of a breach of Section 6 of this Agreement, the Consultant consents to the entry of an injunction, and the Consultant shall pay any reasonable fees and expenses incurred by the Company in enforcing such Sections. Such equitable enforcement shall be in addition to and shall not prejudice the right of the Company to an appropriate monetary award.

     7. TERMINATION. Termination of this Agreement shall occur as provided by Section 2 hereof. Any intended termination of this Agreement by the Company shall be communicated by a Notice of Termination from the Company to the Consultant, and any intended termination of this Agreement by the Consultant shall be communicated by a Notice of Termination from the Consultant to the Company. Any termination for "Cause" shall be subject to the terms contained in Section 16.4 of the Retention Agreement.

     8. EFFECT OF TERMINATION. In the event the Consulting Services are terminated for any reason whatsoever, the Company shall pay to the Consultant the compensation and related fees and expenses otherwise payable to him under this Agreement pro rata through the last day of his actual rendering of Consulting Services to the Company.

     9.   MISCELLANEOUS.

          9.1 MODIFICATION; WAIVER; NO REPRESENTATIONS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

          9.2 SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns (as defined in the Retention Agreement). The Company shall require its Successors and Assigns, by agreement in form and substance reasonably satisfactory to the Consultant, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

          9.3 ASSIGNMENT. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Consultant's legal personal representative.

          9.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in New York County in the State of New York.

          9.5. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          9.6 ENTIRE AGREEMENT. This Agreement, the Retention Agreement, and the Employment Agreement (as defined in the Retention Agreement) as amended, supplemented, or modified, from time to time, constitute the entire agreement between the parties hereto, and supersede all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

          9.7 NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any notice of termination) shall be in writing, shall be signed by the Consultant if to the Company or by a duly authorized officer of the Company if to the Consultant, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof (whichever is earlier), except that notice of change of address shall be effective only upon receipt.

          9.8 HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          9.9 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Consultant or others.

          9.10 INDEPENDENT CONTRACTOR STATUS. The parties hereto acknowledge that the Consultant is at all times acting and performing as an independent contractor and shall not be considered as an employee of the Company for any purpose whatsoever. Except for the benefits provided under this Agreement, the Consultant shall not be entitled to any benefits afforded by the Company to its employees. Except as expressly authorized by the Company in writing, the Consultant shall not have any authority, and shall not represent to any third party that the Consultant has the authority, to bind or commit the Company with respect to any matter.

          9.11 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions contained in Section 6 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 6 of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of which shall constitute the same instrument.




     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Consultant has executed this Agreement as of the day and year first above written.

                                         NINE WEST GROUP INC.

                                         By: /s/ Joel K. Bedol
                                             -------------------------------
                                             Name: Joel K. Bedol
                                             Title: Executive Vice President


                                         /s/ Vincent Camuto
                                         -----------------------------------
                                         VINCENT CAMUTO